UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2022

Date of Report (Date of earliest event reported)

Friendable, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

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Item 2.01	Completion of Acquisition or Disposition of Assets

On January 4, 2022, Friendable, Inc. (the “Company”) completed its acquisition of substantially all of the assets of Artist Republik, Inc. Artist Republik is a subscription service specifically created for music artists to obtain music distribution on certain digital platforms (such as Spotify and Apple Music) and receipt of royalties from those platforms, together with providing a marketplace to purchase beats, obtain enhanced audio production and purchase access to playlists. Its decentralized platform allows independent music artists from around the world to take control of their own careers through networking, centralized resources, and AI-based management tools. Artist Republik has attracted approximately 100,000 artists to its offerings and has operating revenues from the sales of services.

At closing, Friendable issued 176,986,025 shares of Friendable common stock to Artist Republik and certain creditors of Artist Republik (the “Seller”). At the end of 12 months following the Closing, in the event the number of shares issued to Seller at the Closing has been diluted below 25% of the total outstanding common shares as of such date, Friendable shall issue to the Seller that additional number of shares necessary so that the number of shares issued to Seller is not less than 25% of the then-total issued and outstanding shares of the Company. For a period of 12 months from the Closing Date, the holders of the shares issued pursuant to the Acquisition Agreement shall be limited to selling not more than 10% of the average daily trading volume, in the aggregate, on any given trading day.

Friendable acquired all of Artist Republik’s customer lists, customers, back end processes, name, trademarks, internet domains and other things necessary to carry on the business of Artist Republik. Friendable also entered into a consulting agreement with Nick Cianfaglione, the president of Artist Republik.

The above description of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement attached as an Exhibit to the Company’s Current Report on Form 8-K filed December 23, 2021.

The financial statements required by this item will be filed by amendment to this Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

Friendable issued 176,986,025 shares of Friendable common stock to Artist Republik and certain creditors of Artist Republik, pursuant to the acquisition of substantially all of the assets of Artist Republik, Inc., as set forth in Item 2.01. The issuance of the common stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: January 10, 2022	By:	/s/ Robert Rositano Jr.
Robert Rositano CEO

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